SECURED PROMISSORY NOTE

$40,000.00
Denver, Colorado
January 1, 2005

For value received, the undersigned, Spicy Pickle Franchising LLC (herein referred to as the “Obligor”), promises to pay the order of Spicy Pickle LLC (the “Obligee”), located at 90 Madison St., Suite 700, Denver Colorado, 80206, the principal sum of $40,000.00, together with interest thereon, in installments as follows:

1. Principal in the amount of $10,000 and interest thereon at the rate of 7% shall be due and payable on or before January 1, 2006.

2. Principal in the amount of $30,000 and interest thereon at the rate of 7% shall be due and payable on or before January 1, 2007.

A final payment of all interest, together with the outstanding principal balance of this Secured Promissory Note (this “Note’), shall be made on the date of maturity (as hereinafter defined). Interest hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

As used herein, the term “date of maturity” shall mean the first (1st) day of January 2007, or such earlier date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

Each payment when received shall be applied first to accrued interest, and the balance, if any, of the payment, to the reduction of principal.

After maturity the interest rate provided for herein shall immediately, without notice, become twelve percent (12%)(“Default Rate”).

All such payments are to be made in such manner, by wire transfer or check as the legal holder of this Note may from time to time designate in writing.

The payment of this Note is secured by a Security Agreement of even date herewith (the “Security Agreement”), granting a security interest and lien in the property and assets of the Spicy Pickle Franchising LLC assets acquired from the holder on January 1, 2005. The Security Agreement is referred to herein as the “Security Document.” Reference is made to the Security Document for additional events of default that may give to the holder of this Note further right as to the acceleration of the indebtedness evidenced by this Note, or as to the other remedies that the holder may elect. The terms, covenants, agreements and conditions contained in the Security Document are deemed to be included in this Note.

It is agreed that at the election of the holder or holders hereof, without notice, the principle sum remaining unpaid hereon, together with the accrued interest thereon, shall become at once due and payable at the place of payment aforesaid in case of default in the payment of principal or interest when due in accordance with the terms hereof and a failure to pay fifteen (15) days after written notice to Obligor of such default, provided there shall be no cure period for any payment default after the third payment default hereunder in any twelve (12) month period. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

It shall be a default under this Note if any of the terms and conditions in any of the Security Documents shall be breached and a failure to cure such breach fifteen (15) days after written notice to Obligor of such breach, provided there shall be no cure period with respect to any such breach after the third breach under the Security Document in any twelve (12) month period. Upon the occurrence of a default of any such term or condition, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall, at the option of the legal holder hereof, thereupon become immediately due and payable without notice.

If this Note, or any installment hereof of any interest hereon is not paid when due, and this Note is placed in the hands of an attorney or attorneys for collection, for realization upon the collateral in the Security Document, or the holder or holders of Note are made party to any litigation because of the existence of the indebtedness evidenced by this Note, the undersigned promises to pay, in addition to any amounts due hereunder, the reasonable costs and expenses thereof, including attorney fees.

This Note may be prepaid in whole or in part at any time, provided that any prepayment of the whole amount of this Note shall include all accrued interest thereon. Any partial prepayment shall be applied first to accrued interest and second to principal in inverse order of maturity.

Notwithstanding anything in this Note or in the Security Document, neither this Note nor the Security Document shall be deemed to impose on Obligor any obligation for payment of interest or other charges, except to the extent that the same may be legally enforceable under the laws of the State of Colorado.

In the event the interest provisions hereof or any exactions provided for herein (or in the Security Document or any other instruments securing this Note) shall result, at any time during the life of the loan, in an effective rate of interest, which, for any week, transcends the limits of the usury or any other law applicable to the loan evidenced hereby, all sum in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by the holder hereof, with the same force and effect as though the payer had specifically designated such extra sum to be so applied to principal and the holder hereof and agreed to accept such extra payment(s) as a premium-free prepayment. In no such even shall any agreed to or actual exaction as consideration for this loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof for the use or detention of money.

No delay on the part of the holder of this Note in the exercise of any power or right under this Note, under the Security Document or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment thereof shall not constitute any election by it or remedies so as to preclude the exercise of any other remedy available to it.

Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers, and shall be binding upon them their successors and assigns.

Any notice to Obligor or Obligee provided for in this Note shall be given in the same manner as provided for in the Asset Purchase Agreement.

This Note has been delivered, and is to be performed in the State of Colorado, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note.

MADE BY:
Spicy Pickle Franchising LLC

OBLIGOR
By:__________________________
Its: Managing Partner
90 Madison St., Suite 700
Denver, CO 80206